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                                                                 EXHIBIT 3.1b

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          UNIVISION COMMUNICATIONS INC.




          UNIVISION COMMUNICATIONS INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

          DOES HEREBY CERTIFY:

          FIRST: That the Board of Directors of said corporation adopted a resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of said corporation:

          RESOLVED, that the Restated Certificate of Incorporation be amended so that the first paragraph of Article Fourth is amended to read:

               "The Corporation shall have the authority to issue 342,000,000 shares of Common Stock, par value $.01 per share, divided into the following classes:

               (i) 150,000,000 shares of Class A Common Stock (the "Class A Common Stock");

               (ii) 96,000,000 shares of Class P Common Stock (the "Class P Common Stock");

               (iii) 48,000,000 shares of Class T Common Stock (the "Class T Common Stock"); and

               (iv) 48,000,000 shares of Class V Common Stock (the "Class V Common Stock" and together with the Class A Common Stock, the Class P Common Stock and the Class T Common Stock, the "Common Stock");"

     and so that the following paragraph is added at the end of Article Fourth:

               "Upon the effective time of the amendment of this Article Fourth as amended as set forth above, each issued and outstanding share of Common Stock, $.01 par value per share, will be split up and become two shares of Common Stock, $.01 par value per share. The effective time of such amendment will be the close of business on the date of its filing with the

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          Secretary of State of the State of Delaware.  Certificates
          representing the additional shares created by the split will be issued and distributed shortly after the effective time of this amendment."

          SECOND: That the aforesaid amendment was duly adopted by the Corporation's Board of Directors and stockholders in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by Robert V. Cahill, its Secretary, this 7th day of January, 1998.


                              UNIVISION COMMUNICATIONS INC.



                              By: /s/ Robert V. Cahill
                                 ------------------------------------------
                                  Robert V. Cahill, Secretary


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